Exhibit 99.1
Forward Air Corporation Files Answer and Counterclaim Against Omni

Believes conditions to close acquisition have not and will not be satisfied

Seeks declaratory judgment that it is not obligated to complete acquisition

GREENEVILLE, Tenn., – November 13, 2023 – Forward Air Corporation (NASDAQ: FWRD) (“Forward”) today announced that it has filed under seal an answer and counterclaim against Omni Newco LLC (“Omni”) in the Delaware Court of Chancery relating to the transactions contemplated by the Merger Agreement, dated August 10, 2023, entered into by Forward, Omni and certain other parties.

As previously disclosed by Forward, on October 31, 2023, Omni filed a complaint against Forward in the Delaware Court of Chancery alleging, among other things, that Forward is in breach of its obligation to close the transactions contemplated by the Merger Agreement and seeking specific performance to compel Forward to close and related declaratory relief. On Friday, November 10, 2023, Forward filed its response to the complaint and a counterclaim for declaratory relief. Forward intends to file a public version of its answer and counterclaim by November 17, 2023.

Forward believes that Omni has not complied with certain of its obligations under Sections 7.03 and 7.14 of the Merger Agreement. Because of Omni’s continuous delays and repeated misrepresentations, Forward no longer believes Omni to be acting in good faith with respect to the Merger Agreement. Consequently, Forward believes the closing condition contained in Section 8.02(b) of the Merger Agreement will not be satisfied at the anticipated closing of the transactions under the Merger Agreement. Forward is seeking an order from the Delaware Court of Chancery declaring that it is not obligated to close the transaction and that it is entitled to terminate the Merger Agreement.

Note Regarding Forward-Looking Statements

This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. These statements may reflect Forward’s expectations, beliefs, hopes, intentions or strategies regarding, among other things, the transactions contemplated under the Merger Agreement (collectively with the other transactions contemplated by the other Transaction Agreements referred to in the Merger Agreement, the “Transactions”) between Forward and Omni, the expected timetable for completing the Transactions, the benefits and synergies of the Transactions and future opportunities for the combined company, as well as other statements that are other than historical fact, including, without limitation, statements concerning future financial performance, future debt and financing levels, investment objectives, implications of litigation and regulatory investigations and other management plans for future operations and performance. Words such as “anticipate(s)”, “expect(s)”, “intend(s)”, “plan(s)”, “target(s)”, “project(s)”, “believe(s)”, “will”, “aim”, “would”, “seek(s)”, “estimate(s)” and similar expressions are intended to identify such forward-looking statements.

Forward-looking statements are based on management’s current expectations, projections, estimates, assumptions and beliefs and are subject to a number of known and unknown risks, uncertainties and other factors that could lead to actual results materially different from those described in the forward-looking statements. Forward can give no assurance that its expectations will be attained. Forward’s actual results, liquidity and financial condition may differ from the anticipated results, liquidity and financial condition indicated in these forward-looking statements. We caution readers that any such statements are based on currently available operational, financial and competitive information, and they should not place undue reliance on these forward-looking statements, which reflect management’s opinion only as of the date on which they were made. These forward-looking statements are not a guarantee of future performance and involve risks and uncertainties, and there are certain important factors that could cause Forward’s actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements, including, but without limitation: (i) whether or not the Transactions are consummated and, if consummated, meet expectations regarding the timing and completion thereof; (ii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement; (iii) the satisfaction or waiver of the conditions to the completion of the Transactions, including the receipt of all required regulatory approvals or clearances in a timely manner and on terms acceptable to Forward; (iv) the outcome of any additional legal proceedings that have or may be instituted against the parties or any of their respective directors or officers related to the Transactions, including the outcome of the legal proceedings between Forward and Omni and the potential that Forward will be compelled to close the transactions contemplated by the Merger Agreement; (v) the diversion of management time on issues related to the Transactions or any legal proceedings related thereto; (vi) the risk that the parties may be unable to achieve the expected strategic, financial and other benefits of the Transactions, including the realization of expected synergies and the achievement of deleveraging targets, within the expected time-frames or at all, particularly depending on the outcome of any legal proceedings related to the Transactions; (vii) the risk that the committed financing necessary for the consummation of the Transactions is unavailable at the closing, and that any replacement financing may not be available on similar terms, or at all; (viii) the risk that the businesses will not be integrated successfully or that integration may be more difficult, time-consuming or costly than expected, particularly depending on the outcome of any legal proceedings related to the Transactions; (ix) the risk that operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the Transactions, particularly depending on the outcome of any legal proceedings related to the Transactions; (x) risks associated with the need to obtain additional financing which may not be available or, if it is available, may result in a reduction in the ownership of current Forward shareholders, particularly depending on the outcome of any legal proceedings related to the Transactions; and (xi) general economic and market conditions.

These and other risks and uncertainties are more fully discussed in the risk factors identified in “Item 1A. Risk Factors” in Part I of Forward’s most recently filed Annual Report on Form 10-K, and as may be identified in Forward’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Except to the extent required by law, Forward expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Forward’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Contacts:
Brunswick Group
Elizabeth Volpe / Libby Lloyd, 212-333-3810
ForwardAirCorporation@brunswickgroup.com